EXHIBIT 10.7

Global BPO Services Corp.

177 Beacon Street, Unit 4

Boston, MA 02116

and

Deutsche Bank Securities Inc.

As representative of the underwriters

300 South Grand Avenue, 42nd Floor

Los Angeles, California 90071

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder and director of Global BPO Services Corp., a Delaware corporation (the “Company”), in consideration of Deutsche Bank Securities Inc. and Robert W. Baird & Co. Incorporated (the “Underwriters”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1. If the Company solicits approval of its stockholders of a Business Combination (as defined in the Company’s Certificate of Incorporation), the undersigned shall vote all Founder Shares owned by such person and any shares of Common Stock acquired in or after the IPO in accordance with the majority of the votes cast by the holders of the IPO Shares who are not Founding Stockholders.

2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as reasonably practicable, and (ii) the Company to liquidate as soon as practicable after the Termination Date (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, and any remaining net assets of the Company as a result of such liquidation, and hereby further waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of the undersigned’s Founder Shares.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, opportunities to acquire entities within the business process outsourcing industry that may reasonably be deemed appropriate for the Company, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary or contractual obligation the undersigned has.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with an entity that is affiliated with any of the Founding Stockholders, officers or directors unless the Company obtains an opinion from an unaffiliated, independent third party appraiser, which will be an investment banking firm that is a member of the Financial Industry Regulatory Authority, that the Business Combination is fair to the Company’s stockholders from a financial point of view.

5. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination, other than any out-of-pocket expenses incurred by the undersigned in connection with activities on the Company’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices, service centers or similar locations of prospective target acquisitions to examine their operations.

6. The undersigned agrees that none of the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee, consulting fee or any other compensation, either paid by the Company or by a target business, in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will, as specified in the Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company, escrow its, his or her Founder Shares and Founder Warrants for the period commencing on the Effective Date and ending on the earliest of (i) one year following the consummation of a Business Combination and (ii) the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company consummating a Business Combination with a target business.

8. The undersigned agrees to serve as a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s D&O questionnaire furnished to the Company and the Underwriters is true and accurate in all respects.

9. The undersigned represents and warrants to the Company and the Underwriters that:

(a) The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and such person is not currently a defendant in any such criminal proceeding; and

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as a member of the Board of Directors of the Company.

11. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

12. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date, or (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

13. The undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s background and finances (“Information”). Neither the Underwriters nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information, and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

14. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

15. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the undersigned, the Company and the Underwriters.

Kevin T. O’Leary

ACCEPTED AND AGREED:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

GLOBAL BPO SERVICES CORP.

By:
Name:	R. Scott Murray
Title:	Chief Executive Officer

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms of the terms defined.

“Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Founder Shares” shall mean all shares of Common Stock of the Company owned by a Founding Stockholder immediately prior to the Company’s IPO. For the avoidance of doubt, Founder Shares shall not include any IPO Shares purchased by Founding Stockholders in connection with or subsequent to the Company’s IPO.

“Founder Warrants” shall mean the warrants issued in the Private Placement.

“Founding Stockholders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to a Founding Stockholder or otherwise.

“Officers” shall mean R. Scott Murray, Lloyd Linnell, Sheila Flaherty and Charles Kane.

“Private Placement” shall mean the private placement by the Company of 7,500,000 warrants to purchase Common Stock prior to the IPO.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 with the SEC, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United States Securities and Exchange Commission.

“Termination Date” shall mean the 24-month anniversary of the date of the Prospectus.

Schedule 1 - 1

“Transaction Failure” shall mean the failure to consummate a Business Combination within 24 months of the date of the Prospectus filed in connection with the Company’s IPO.

“Trust Account” shall mean that certain trust account at Bank of America, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Prospectus.

Schedule 1 - 2

EXHIBIT A

BIOGRAPHY

Kevin T. O’Leary has been a director of our company since July 2007. Since March 2007, Mr. O’Leary has also been on the strategic advisory board of Genstar Capital, LLC, a private equity firm that focuses on investments in selected segments of life science and healthcare services, industrial technology, business services and software. Mr. O’Leary is currently working as the entrepreneur/investor co-host for the Discovery Channel’s “10 Ways to Save the Planet” a new program that explores innovative ways man could reverse global warming. Since April 2004, Mr. O’Leary has been director of and investor in EnGlobe, a Toronto Stock Exchange-listed company that is one of Canada’s leading integrated environmental services companies specializing in the management of organic-based waste streams and contaminated soils. Since May 2007, Mr. O’Leary has been a director and investor of Iqzone.com, an early stage wireless marketing company. Mr. O’Leary is also a frequent co-host of Report on Business Television, Canada’s national business television specialty channel and a cast member and investor in Sony Television’s venture capital reality show Dragon’s Den. Mr. O’Leary was a co-investor and cofounder of Storage Now, Canada’s leading developer of climate controlled storage facilities, from January 2003 until its March 2007 acquisition by In Storage REIT. In 1986, Mr. O’Leary co-founded SoftKey Software Products. With Mr. O’Leary as its President, SoftKey (later re-named The Learning Company) grew rapidly and became a catalyst for consolidation in the consumer software industry. Mr. O’Leary was the President and a director of The Learning Company from 1986 until May 1999 following its acquisition by Mattel, Inc. for $4.2 billion in stock and the assumption of net debt. Mr. O’Leary received an honors bachelor degree in environmental studies and psychology from the University of Waterloo and a master’s of business administration from the University of Western Ontario, where he now serves on the executive board of The Richard Ivey School of Business.